UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2024

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on May 26, 2023, Nektar Therapeutics (the “Company”) received a notice from the Nasdaq Listing Qualifications Department (the “Staff”) stating that the Company was not in compliance with the minimum bid price requirement of $1.00 per share (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Global Market because the Company’s common stock did not maintain a minimum closing bid price of $1.00 per share or greater for 30 consecutive business days. The Company was given an initial 180 calendar day period, or until November 22, 2023, to regain compliance with the Minimum Bid Price Requirement. On November 24, 2023, the Company received another notice from the Staff stating that the Company was eligible for an additional 180 calendar day period, or until May 20, 2024, to regain compliance with the Minimum Bid Price Requirement. The Company’s common stock was transferred from the Nasdaq Global Select Market to the Nasdaq Capital Market at the opening of business on November 28, 2023.

On April 17, 2024, the Company received a letter from the Staff notifying the Company that it has regained compliance with the Minimum Bid Price Requirement for continued listing on the Nasdaq Capital Market. To regain compliance with the Minimum Bid Price Requirement, the Company’s common stock was required to maintain a closing bid price of $1.00 per share or greater for at least 10 consecutive business days. This requirement was met on April 16, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: April 17, 2024	By:	/s/ Mark A. Wilson
Mark A. Wilson
Chief Legal Officer and Secretary

2